Exhibit 99.1
VCA ANTECH, INC. AND PET DRX CORPORATION
ANNOUNCE DEFINITIVE MERGER AGREEMENT
     Los Angeles, California, June 2, 2010 - VCA Antech, Inc. (NASDAQ Global Select Market: WOOF), a leading animal healthcare company in the United States, and PET DRx Corporation (Nasdaq:VETS), a provider of veterinary primary care and specialized services to companion animals, today announced the signing of definitive transaction agreements pursuant to which PET DRx will be acquired by VCA Antech. PET DRx operates 23 animal hospitals with annual revenue of approximately $64.0 million.
     Under the agreements, VCA Antech will acquire PET DRx for $41.25 million in cash, which will be applied first to pay down approximately $28.5 million in debt, and will be subject to certain adjustments and customary closing conditions. After the payment of debt and other adjustments, the Company expects the purchase price to be in the range of $0.34 to $0.36 per common share. VCA Antech will acquire PET DRx in two steps. In the first step, VCA Antech will acquire a majority of the shares of the Company (on a fully diluted basis) pursuant to a stock purchase agreement entered into among VCA Antech, PET DRx and certain selling stockholders, which we expect to close within 30 days. In the second step, VCA Antech will acquire the remaining issued and outstanding shares of the Company pursuant to a merger agreement. The second step will occur at least twenty days after the Company mails to its shareholders an information statement describing the terms of the transaction, which mailing will occur only after the information statement had been filed and cleared with the SEC staff.
     Bob Antin, Chairman and CEO of VCA Antech, Inc., stated, “I am very pleased with the combination of the two companies. Both companies have hospitals in the California market, with a presence in Los Angeles, the Bay Area, San Diego, Sacramento, and Coachella Valley. The combination will allow the hospitals to share valuable medical and management capabilities with a continuing focus on delivering the highest quality of veterinary care. We are excited about the opportunities to explore and expand our teaching programs and the outreach that the combination of these hospitals provides. We look forward to combining the hospital management teams to build a more effective presence in the California market.”

     Gene Burleson, Chairman and CEO of PET DRx, stated, “In these challenging economic times, I am pleased that the value of our business was recognized by a leader in our space for the benefit of all of our shareholders. This combination will also provide an expanded platform of services for our patients and enhanced opportunities for our employees.”
     On completion of the merger, the combined companies will operate more than 520 animal hospitals in 40 states. The merger agreement was unanimously approved by the VCA Antech and PET DRx Boards of Directors. In addition, stockholders holding a majority of the outstanding shares of PET DRx have executed a written consent approving the transaction. No further action by the stockholders of PET DRx is required to approve the transaction. Please refer to the “Additional Information and Where to Find It” section below for further details about relevant information about this transaction that will be made available to all stockholders. The acquisition is subject to customary closing conditions.
About VCA Antech, Inc.
     VCA Antech owns, operates and manages the largest networks of freestanding veterinary hospitals and veterinary-exclusive clinical laboratories in the country, and we supply diagnostic imaging equipment to the veterinary industry. For further information, visit www.vcaantech.com.
About PET DRx Corporation
     PET DRx Corporation provides veterinary primary care and specialized services to companion animals through a network of fully-owned veterinary hospitals. The Company currently owns and operates 23 veterinary hospitals in the state of California, which it has organized into regional “hub and spoke” networks. PET DRx provides a full range of general medical treatments for companion animals, including (i) preventive care, such as examinations, vaccinations, spaying/neutering and dental care and (ii) a broad range of specialized diagnostic and medical services, such as internal medicine, surgery, cardiology, ophthalmology, dermatology, oncology, neurology, x-ray, ultrasound and other services.
Forward-Looking Statements
     Statements in this release that are not historical are forward-looking statements. These statements are based on management’s current beliefs and expectations, including the statements as to the anticipated purchase price per share, the expected growth, innovation and other benefits of the combination of the two companies, the anticipated timeframe for the closing, and whether the satisfaction of the closing conditions will be met and the merger consummated. Actual results may vary substantially as a result of a variety of factors. Among the important factors that could cause actual results to differ are: the ability of the companies to satisfy the conditions to the closing of the merger and to consummate the merger; unanticipated events that could cause an adjustment to the purchase price, the ability to successfully integrate the two companies and achieve expected operating synergies following the merger; the rate of the combined Company’s laboratory internal revenue growth and animal hospital same-store revenue growth; the level of direct costs and the ability of the combined Company to maintain revenue at a level necessary to maintain expected operating margins; the level of selling, general and administrative costs; the effects of VCA Antech’s recent acquisitions and its ability to effectively manage its growth and achieve operating synergies; a continued decline in demand for some of each Company’s products and services; any disruption in the combined Company’s information technology systems or transportation networks; the effects of competition; any impairment in the carrying value of the combined Company’s goodwill; changes in prevailing interest rates; the combined Company’s ability to service its debt; and general economic conditions. These and other risk factors are discussed in the periodic reports filed by the companies with the Securities and Exchange Commission, including their respective Reports on Form 10-K for the year ended December 31, 2009, and the reader is directed to these statements for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements.
Additional Information and Where To Find It
In connection with the transaction, PET DRx will file an information statement with the SEC. The information statement will be mailed to stockholders of PET DRx. INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE INFORMATION STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PET DRX AND THE MERGER. Investors and stockholders may obtain free copies of these materials (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by PET DRx with the SEC may be obtained free of charge by contacting George Villasana, General Counsel at 615-369-1915, by electronic mail at gvillasana@petdrx.com or by mail at PET DRx Corporation, Suite 360, 215 Centerview Drive, Brentwood TN 37027 — Attention General Counsel. PET DRx’s filings with the SEC are also available on its website at www.petdrx.com.
Information regarding the interests of PET DRx directors and executive officers in the transaction described herein will be included in the information statement described above. Additional information regarding these directors and executive officers is also included in PET DRx’s Annual Report on Form 10-K for the year ended December 31, 2009, as amended, which was filed with the SEC on April 30, 2010. Investors and stockholders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov.
Media Contacts:
Tomas Fuller
Chief Financial Officer
VCA Antech, Inc.
(310) 571-6505
Harry Zimmerman
Chief Financial Officer
PET DRx Corporation
615-369-1930